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HANSEN, BARNETT & MAXWELL
A Professional Corporation
Certified Public Accountants
                                                                  (801) 532-2200
Member of AICPA Divisions of Firms                            Fax (801) 532-7944
Member of SECPS                                    345 East 300 south, Suite 200
Member of Summit International Associates

/End of Letterhead/


April 9, 1999


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------


To the Board of Directors
Patriot Investment Corporation


We have issued our report dated February 4, 1999, on the financial statements of Patriot Investment Corporation for the year ended December 31, 1998. We consent to the use of our report in the Small Business filing of Patriot Investment Corporation on Form SB. We also consent to the use of our name and the statements with respect to us as appearing under the heading "Experts" in the Registration Statement.

                                                  /S/ Hansen, Barnett & Maxwell
                                                      HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
April 9, 1999